CERTIFICATE OF INCUMBENCY


I, Jeff Prusnofsky, Assistant Secretary of The Dreyfus/Laurel Funds Trust, (the "Fund") do hereby certify that the following resolution was duly adopted by the Board of Trustees of the Fund by written consent dated March 7, 2000 as if adopted by the affirmative vote of the Board of Trustees at a duly constituted meeting and that such resolution has not been modified or rescinded and remains in full force and effect on the date hereof, with the exception that Mark Kornfeld, Assistant General Counsel, resigned his position as of April 10, 2000:

          RESOLVED, that the persons listed on Appendix A hereto are hereby elected to the offices set forth opposite their respective names, to serve as officers for the Funds indicated thereon, at the pleasure of the Board; and it is further,

          RESOLVED, that such persons shall begin to serve as officers of each Fund effective on the date that the Distribution Agreement between each Fund that is executing such an agreement with Dreyfus Service Corporation becomes effective; and it is further,

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Mark N.
          Jacobs, Steven F. Newman, Michael A.
          Rosenberg, John B. Hammalian, Jeff
          Prusnofsky, Robert R. Mullery, Janette
          Farragher, and Mark Kornfeld, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statements and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

     IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 25th day of April, 2000.






                                       /s/Jeff Prusnofsky
                                        Assistant Secretary




[SEAL]
                           APPENDIX A




          President                                     Stephanie E. Canter
          Vice President                                Mark N. Jacobs
          Vice President and Treasurer                  Joseph Connolly
          Vice President, Assistant Treasurer and       Frederick C. Dey
          Secretary                                     Steven F. Newman
          Assistant Secretary                           Jeff Prusnofsky
          Vice President and Assistant Secretary        Christopher J. Kelley
          Assistant Secretary                           Michael A. Rosenberg
          Assistant Treasurer                           William McDowell
          Assistant Treasurer                           James Windels